Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Form S-1 Registration Statement of Deep Green Waste & Recycling, Inc. (the “Company”) of our report dated April 14, 2022 relating to the consolidated financial statements of the Company for the years ended December 31, 2021 and 2020 included in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
August 29, 2022